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Robinson & Cole LLP
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                                                        Hartford, CT 06103-3597
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                                  July 27, 2004

Hartford Life Insurance
200 Hopmeadow Street
Simsbury, CT 06089

RE: REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-112244), FILED BY HARTFORD LIFE INSURANCE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 27, 2004, AS AMENDED BY PRE-EFFECTIVE AMENDMENT NO. 1 FILED ON MARCH 16, 2004, BY PRE-EFFECTIVE AMENDMENT NO. 2 FILED ON MAY 4, 2004, AND BY PRE-EFFECTIVE AMENDMENT NO. 3 FILED ON JULY 27, 2004 (COLLECTIVELY, THE "REGISTRATION STATEMENT")

    This letter will serve as our consent to the use of our name under the heading "Description of the Funding Agreements -- Priority" in the Prospectus relating to the offering of Hartford Life Global Funding Trust, $2,000,000,000 Secured Notes, filed as part of the above referenced Registration Statement, and the filing of this letter as an exhibit to such Registration Statement. In providing such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                   Very truly yours,

                                   /s/ Robinson & Cole LLP

                                   Robinson & Cole LLP




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